                                                                    Exhibit 21.1

                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES
                             As of December 28, 2002

Registrant:  Safeway Inc.

The following is a list of the Company's wholly-owned subsidiaries and includes all subsidiaries deemed significant. 24 companies are not listed because they are maintained solely for the purpose of holding licenses or because they are non-wholly owned.

Subsidiaries of Registrant (Tier I subsidiaries):
   Safeway Canada Holdings, Inc.
   Safeway Australia Holdings, Inc.
   Safeway Leasing, Inc.
   Oakland Property Brokerage, Inc.
   Omnibrands, Inc.
   Milford Insurance Ltd.
   Milford Insurance Brokerage Services, Inc.
   Pak 'N Save, Inc.
   ePOS! Marketing Company
   Safeway Trucking, Inc.
   Photo Acquisition I, Inc.
   Photo Acquisition II, Inc.
   Safeway Southern California, Inc.
   Safeway Denver, Inc.
   Safeway Richmond, Inc.
   Safeway Dallas, Inc.
   Safeway Supply, Inc.
   Safeway Corporate, Inc.
   Safeway Stores, Incorporated
   Safeway Stores 42, Inc.
   Safeway Stores 43, Inc.
   Safeway Stores 64, Inc.
   Safeway Claim Services, Inc.
   Safeway Holdings I, Inc.
   Safeway Stores 99, Inc.
   Safeway SELECT Gift Source, Inc.
   Vons REIT, Inc.
   Taylor Properties, Inc.
   SSI - AK Holdings, Inc.
   GFM Holdings I
   GFM Holdings II
   Randall's Holdings, Inc.
   Cayam Energy, LLC
   The Safeway Foundation

SUBSIDIARIES OF TIER I SUBSIDIARIES (Tier II subsidiaries):
Subsidiaries of Safeway Southern California, Inc.:
   Safeway Stores 18, Inc.
   Safeway Stores 26, Inc.
   Safeway Stores 28, Inc.
   Safeway Stores 31, Inc.
   The Vons Companies, Inc.

                                                                    Exhibit 21.1

                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES
                             As of December 28, 2002

(continued)

Subsidiaries of Safeway Denver, Inc.
   Safeway Stores 44, Inc.
   Safeway Stores 45, Inc.
   Safeway Stores 46, Inc.
   Safeway Stores 47, Inc.
   Safeway Stores 48, Inc.
   Safeway Stores 49, Inc.
   Safeway Stores 50, Inc.

Subsidiaries of Safeway Richmond, Inc.
   Safeway Stores 58, Inc.
   Safeway Stores 59, Inc.

Subsidiaries of Safeway Corporate, Inc.
   Safeway Stores 67, Inc.
   Safeway Stores 68, Inc.
   Safeway Stores 69, Inc.
   Safeway Stores 70, Inc.

Subsidiaries of Safeway Supply, Inc.
   Safeway Stores 71, Inc.
   Safeway Stores 72, Inc.
   Safeway Stores 73, Inc.
   Safeway Stores 74, Inc.
   Safeway Stores 75, Inc.
   Safeway Stores 76, Inc.
   Safeway Stores 77, Inc.
   Consolidated Procurement Services, Inc.

                                                                    Exhibit 21.1

                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES
                             As of December 28, 2002

(Continued)

Subsidiaries of Safeway Dallas, Inc.:
   Safeway Stores 78, Inc.
   Safeway Stores 79, Inc.
   Safeway Stores 80, Inc.
   SMC Rx, Inc.
   Safeway Stores 82, Inc.
   Safeway Stores 85, Inc.
   Safeway Stores 86, Inc.
   Safeway Stores 87, Inc.
   Safeway Stores 88, Inc.
   Safeway Stores 89, Inc.
   Safeway Stores 90, Inc.
   Safeway Stores 91, Inc.
   Safeway Stores 92, Inc.
   Safeway Stores 96, Inc.
   Safeway Stores 97, Inc.
   Safeway Stores 98, Inc.

Subsidiary of Photo Acquisition I, Inc.:
   Everett Realty Advisors, Inc.

Subsidiary of SSI - AK Holdings, Inc.:
   Carr-Gottstein Foods Co.

Subsidiary of GFM Holdings I:
   GFM Holdings LLC

Subsidiary of GFM Holdings II:
   Genuardi's Family Markets LP

Subsidiaries of Randall's Holdings, Inc.:
   Randall's Finance Company, Inc.
   Randall's Food Markets, Inc.
   Randall's Investments, Inc.

SUBSIDIARIES OF TIER I SUBSIDIARIES (Non-tier Subsidiaries):
Subsidiaries of Safeway Canada Holdings, Inc.:
   Safeway New Canada, Inc. and its subsidiary:
      Safeway Foreign Sales Ltd. and its subsidiary:
         Canada Safeway Holdings Limited:
            Safeway Ontario Finance Corporation
            Canada Safeway Limited:
                Cananda Safeway Liquor Stores Limited
                Safeway International Finance Corp. of Canada
                The Canada Safeway Foundation

Subsidiary of Vons REIT, Inc.:
   Dominick's Supermarkets, Inc.

Subsidiaries of Dominick's Supermarkets, Inc.:
   Dominick's Finer Foods, LLC
   Blackhawk Properties, Inc.

                                                                    Exhibit 21.1

                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES
                             As of December 28, 2002

   Blackhawk Developments, Inc.

(Continued)

Subsidiaries of Dominick's Finer Foods, LLC:
   Dominick's Finer Foods, Inc. of Illinois
   The Dominick's/Omni Foundation (non-profit)
   Dodi Hazelcrest, Inc.
   Kohl's of Bloomingdale, Inc.
   Save-It Discount Foods Corporation

SUBSIDIARIES OF TIER II SUBSIDIARIES (Tier III Subsidiaries):
Subsidiary of Safeway Stores 58, Inc.:
   Safelease, Inc.

Subsidiaries of The Vons Companies, Inc.:
   Vons Food Services, Inc.
   The Vons Companies Charitable Foundation, Inc.

Subsidiaries of Carr-Gottstein Foods Co.:
   AOL Express, Inc.
   APR Forwarders, Inc.
   Alaska Advertisers, Inc.
   Seldovia Mart, Inc.

Subsidiary of Randall's Investments, Inc.:
   Randall's Food & Drugs LP

   Subsidiary of Randall's Food & Drugs LP:
      Randall's Management Company, Inc.

      Subsidiary of Randall's Management Company, Inc.:
         Randall's Beverage Company, Inc.